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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            FORSYTH BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       GEORGIA                                           58-2231953
(State of incorporation                               (I.R.S. Employer
  or organization)                                    Identification No.)

                     501 TRI-COUNTY PLAZA, HIGHWAYS 9 AND 20
                             CUMMING, GEORGIA 30040
              (Address and Zip Code of Principal Executive Offices)


If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange        securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction        Act and is effective pursuant to General Instruction
A.(c), please and is effective upon filing pursuant to      A.(c), please and is effective upon filing pursuant to
General Instruction A.(c), please check the following       General Instruction A.(d), please check the following
box.  [ ]                                                   box.  [X]
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Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered
        -------------------                   ------------------------------
               NONE                                        NONE

Securities registered pursuant to Section 12(g) of the Act:

                      COMMON STOCK, NO PAR VALUE PER SHARE
                                (Title of class)


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the common stock, no par value per share (the
"Common Stock"), of Forsyth Bancshares, Inc. (the "Company") registered hereby is incorporated by reference from "Description of Capital Stock of the Company" in the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 27, 1996 (File No. 333-10909), and as amended by the Company's Form S-1/A, as filed with the Securities and Exchange Commission on October 15, 1996 (File No. 333-10909).



ITEM 2.   EXHIBITS


     1. Specimen Stock Certificate of the Company's Common Stock (Incorporated by reference from Exhibit 4.1 to the Company's amended Registration
          Statement on Form S-1/A, as filed with the Securities and Exchange
          Commission on October 15, 1996 (File No. 333-10909)).


     2. Articles of Incorporation of the Company (Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 27, 1996 (File No. 333-10909), and as amended by the Company's Form S-1/A, as filed with the Securities and Exchange Commission on October 15, 1996 (File No. 333-10909)).


     3. Bylaws of the Company (Incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 27, 1996 (File No.
          333-10909), and as amended by the Company's Form S-1/A, as filed with the Securities and Exchange Commission on October 15, 1996 (File No.
          333-10909)).




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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  FORSYTH BANCSHARES, INC.
                                  (Registrant)


Date:    April 28, 1998           By:    /s/ David H. Denton
       --------------------            ---------------------
                                  Name:  David H. Denton
                                  Title: President and Chief Executive Officer
























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